Exhibit 99.1

Acquisition of booj: A Real Estate Technology Company Key component of RE/MAX Technology Strategy RE/MAX will leverage the capabilities of booj and other strategic partners to deliver core technology solutions designed for and with RE/MAX affiliates. The objective: technology platforms that create a distinct competitive edge for RE/MAX brokerages and agents and complement other technology products they choose to use. Financial Considerations Expect minimal financial impact to Q1 2018 Expect $0.03-$0.05 per share reduction to Adjusted EPS1 in FY18 Funded via cash on hand Financial terms not disclosed booj, established in 2005, has created proven real estate technology enabling the success of independent brokerages and agents across the U.S. These platforms, designed by and for the real estate industry, include websites, mobile apps, lead generation and cultivation systems and predictive analytics Talented and deep roster of real estate technology developers and strategists booj Background 1Non-GAAP financial measure. See the investor relations section of www.remax.com for definitions and reconciliations of non-GAAP financial measures.

Acquisition of booj: A Real Estate Technology Company Key component of RE/MAX Technology Strategy This presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as “believe,” “intend,” “expect,” “estimate,” “plan,” “outlook,” “project,” “anticipate,” “may,” “will,” “would” and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. Forward-looking statements include statements regarding future technology initiatives of RE/MAX , the expected impact of the acquisition of booj, and the Company’s outlook for 2018. Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily accurately indicate the times at which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Such risks and uncertainties include, without limitation: (1) the ability of booj to develop technology for the RE/MAX network; (2) the ability of RE/MAX to successfully integrate booj technology into RE/MAX platforms and to deploy such technology at scale; (3) failure to retain key talent at RE/MAX and at booj; (4) changes in business and economic activity in general; (5) changes in the real estate market or interest rates and availability of financing; (6) the impact of recent changes to the company’s senior management team; (7) changes in laws and regulations; (8) the company’s ability to enhance, market, and protect the RE/MAX brand, as well as those risks and uncertainties described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company’s website at www.remax.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the company does not intend, and undertakes no obligation, to update this information to reflect future events or circumstances. Forward-looking statements